Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS SECOND QUARTER 2025 RESULTS

TEMPE, AZ, July 30, 2025 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the second quarter ended June 30, 2025.

Second quarter 2025 results:

•
Revenue of $642 million
•
GAAP Operating Income of $20 million
•
Non-GAAP Operating Income of $30 million
•
GAAP earnings per share of $0.03
•
Non-GAAP earnings per share of $0.55

“Benchmark’s second quarter results continue to validate our strategy. We are the partner of choice for complex product execution, from concept through design to global delivery and support. Our second quarter progress was measured by sequential growth across most of our sectors with continued strength in A&D and solid recovery in the Industrial and Medical sectors. Even more encouraging was that we achieved a multi-year record in new bookings during the quarter,” said Jeff Benck, Benchmark’s President and CEO.

Benck continued “My conviction in our strategy and execution has never been higher. We see this play out in our margin improvement, bookings momentum with existing customers, and increased commitment to our value proposition by new customers. I am confident our accelerating momentum will drive growth and operational leverage in the coming quarters.”

	Three Months Ended
Summary GAAP Items	June 30,	March 31,	June 30,
(Amounts in millions, except per share data)	2024	2025	2025
Revenue	$666	$632	$642
Gross Margin	10.2%	10.0%	10.1%
Operating Margin	4.1%	1.9%	3.2%
Diluted EPS	$0.43	$0.10	$0.03

	Three Months Ended
Summary Non-GAAP Items(1)	June 30,	March 31,	June 30,
(Amounts in millions, except per share data)	2024	2025	2025
Revenue	$666	$632	$642
Gross Margin	10.2%	10.1%	10.2%
Operating Margin	5.1%	4.6%	4.7%
Diluted EPS	$0.57	$0.52	$0.55

(1) A reconciliation of non-GAAP results to the most directly comparable GAAP measures and a discussion of why management believes these non-GAAP results are useful are included below.

Second Quarter 2025 Industry Sector Update

	June 30,		March 31,		June 30,
(In millions)	2024		2025		2025
Semi-Cap	$172	26%	$195	32%	$190	30%
Industrial	142	21	137	22	142	22
A&D	109	16	122	19	126	20
Medical	111	17	104	16	110	17
AC&C	132	20	74	11	74	11
Total	$666	100%	$632	100%	$642	100%

Cash Conversion Cycle

	June 30,	March 31,	June 30,
	2024	2025	2025
Days in accounts receivable	51	53	52
Days in contract asset	25	25	25
Days in inventory	90	89	83
Days in accounts payable	(52)	(61)	(55)
Days in advance payments from customers	(24)	(20)	(20)
Days in cash conversion cycle	90	86	85

Third Quarter 2025 Guidance

•
Revenue between $635 million - $685 million
•
Diluted GAAP earnings per share between $0.28 - $0.34
•
Diluted non-GAAP earnings per share between $0.56 - $0.62
•
Non-GAAP earnings per share guidance excludes stock-based compensation expense of approximately $5.3 million and other non-operating expenses of $6.1 million to $6.3 million which includes restructuring, amortization of intangibles and other expenses.

Second Quarter 2025 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company’s website at www.bench.com. A replay of the broadcast will also be available on the Company’s website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: semiconductor capital equipment (Semi-Cap), industrial, medical, aerospace and defense (A&D), and advanced computing and communications (AC&C). Benchmark’s global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

1-623-300-7052 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, expressed or implied, concerning the Company’s outlook and guidance for third quarter and fiscal year 2025 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the Company’s business strategy and strategic initiatives, the Company’s repurchases of shares of its common stock, the Company’s expectations regarding restructuring charges, stock-based compensation expense, amortization of intangibles, award of any tax incentives and capital expenditures, and the Company’s intentions concerning the payment of dividends, among others, are forward-looking statements. Although the Company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the Company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and in any of the Company’s subsequent reports filed with the Securities and Exchange Commission. Events relating to the possibility of customer demand fluctuations, supply chain constraints, continuing inflationary pressures, the effects of foreign currency fluctuations and high interest rates, geopolitical uncertainties including continuing hostilities and tensions, trade restrictions and sanctions, tariffs and retaliatory countermeasures, the ability to utilize the Company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, or write-downs or write-offs of obsolete or unsold inventory, may have resulting impacts on the Company’s business, financial condition, results of operations, and the Company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of the Company’s operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and the Company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses certain non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. These non-GAAP financial measures exclude restructuring charges, stock-based compensation expense, amortization of intangible assets acquired in business combinations, certain legal and other settlement losses (gains), customer insolvency losses (recoveries), asset impairments, other significant non-recurring costs and the related tax impacts, including discrete tax items and other non-GAAP tax adjustments, of all of the above. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, a non-GAAP measure, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

###

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2025	2024	2025
Sales	$665,896	$642,335	$1,341,471	$1,274,099
Cost of sales	597,946	577,563	1,206,113	1,146,147
Gross profit	67,950	64,772	135,358	127,952
Selling, general and administrative expenses	38,022	40,569	75,354	79,369
Amortization of intangible assets	1,204	1,204	2,408	2,408
Restructuring charges and other costs	1,471	2,513	4,814	13,930
Income from operations	27,253	20,486	52,782	32,245
Interest expense	(6,933)	(6,348)	(14,178)	(11,643)
Interest income	2,526	3,135	4,518	5,867
Other expense, net	(2,323)	(666)	(3,500)	(1,468)
Income before income taxes	20,523	16,607	39,622	25,001
Income tax expense	4,995	15,635	10,092	20,385
Net income	$15,528	$972	$29,530	$4,616
Earnings per share:
Basic	$0.43	$0.03	$0.82	$0.13
Diluted	$0.43	$0.03	$0.81	$0.13
Weighted-average number of shares outstanding:
Basic	36,047	35,991	35,929	36,021
Diluted	36,497	36,258	36,388	36,427

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands)

(UNAUDITED)

	December 31,	June 30,
	2024	2025
Assets
Current assets:
Cash and cash equivalents	$315,152	$264,647
Restricted cash	12,875	—
Accounts receivable, net	412,458	369,246
Contract assets	167,578	175,101
Inventories	553,654	531,986
Prepaid expenses and other current assets	42,512	56,010
Total current assets	1,504,229	1,396,990
Property, plant and equipment, net	225,097	223,809
Operating lease right-of-use assets	117,995	110,771
Goodwill and other long-term assets	292,143	299,275
Total assets	$2,139,464	$2,030,845

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt	$6,737	$3,830
Accounts payable	354,218	354,715
Advance payments from customers	143,614	126,463
Accrued liabilities	144,530	107,142
Total current liabilities	649,099	592,150
Long-term debt, net of current installments	250,457	203,418
Operating lease liabilities	108,997	104,896
Other long-term liabilities	17,598	23,511
Total liabilities	1,026,151	923,975
Shareholders’ equity	1,113,313	1,106,870
Total liabilities and shareholders’ equity	$2,139,464	$2,030,845

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(UNAUDITED)

	Six Months Ended
	June 30,
	2024	2025
Cash flows from operating activities:
Net income	$29,530	$4,616
Depreciation and amortization	23,026	23,785
Stock-based compensation expense	6,361	9,732
Accounts receivable	71,346	46,794
Contract assets	(7,111)	(7,523)
Inventories	82,717	26,087
Accounts payable	(25,550)	(3,727)
Advance payments from customers	(47,727)	(17,150)
Other changes in working capital and other, net	(28,318)	(53,934)
Net cash provided by operating activities	104,274	28,680

Cash flows from investing activities:
Additions to property, plant and equipment and software	(14,407)	(16,460)
Other investing activities, net	(1,405)	62
Net cash used in investing activities	(15,812)	(16,398)

Cash flows from financing activities:
Share repurchases	—	(15,995)
Net debt activity	(41,731)	(50,430)
Other financing activities, net	(17,161)	(18,990)
Net cash used in financing activities	(58,892)	(85,415)

Effect of exchange rate changes	(2,918)	9,753
Net increase (decrease) in cash and cash equivalents and restricted cash	26,652	(63,380)
Cash and cash equivalents and restricted cash at beginning of year	283,213	328,027
Cash and cash equivalents and restricted cash at end of period	$309,865	$264,647

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended			Six Months Ended
	Jun 30,	Mar 31,	Jun 30,	Jun 30,
	2024	2025	2025	2024	2025
Income from operations (GAAP)	$27,253	$11,759	$20,486	$52,782	$32,245
Restructuring charges and other costs	1,471	1,342	1,939	4,814	3,281
Stock-based compensation expense	4,185	4,397	5,335	6,361	9,732
Amortization of intangible assets	1,204	1,204	1,204	2,408	2,408
Legal and other settlement loss(1)	317	10,275	799	1,172	11,074
Customer insolvency (recovery)	(316)	—	—	(316)	—
Other	—	—	311	—	311
Non-GAAP income from operations	$34,114	$28,977	$30,074	$67,221	$59,051
GAAP operating margin	4.1%	1.9%	3.2%	3.9%	2.5%
Non-GAAP operating margin	5.1%	4.6%	4.7%	5.0%	4.6%

Gross profit (GAAP)	$67,950	$63,180	$64,772	$135,358	$127,952
Stock-based compensation expense	326	431	514	752	945
Customer insolvency (recovery)	(316)	—	—	(316)	—
Non-GAAP gross profit	$67,960	$63,611	$65,286	$135,794	$128,897
GAAP gross margin	10.2%	10.0%	10.1%	10.1%	10.0%
Non-GAAP gross margin	10.2%	10.1%	10.2%	10.1%	10.1%

Selling, general and administrative expenses	$38,022	$38,800	$40,569	$75,354	$79,369
Stock-based compensation expense	(3,858)	(3,966)	(4,821)	(5,608)	(8,787)
Legal and other settlement loss(1)	(317)	(200)	(225)	(1,172)	(425)
Other	—	—	(311)	—	(311)
Non-GAAP selling, general and administrative expenses	$33,847	$34,634	$35,212	$68,574	$69,846

Net income (GAAP)	$15,528	$3,644	$972	$29,530	$4,616
Restructuring charges and other costs	1,471	1,342	1,939	4,814	3,281
Stock-based compensation expense	4,185	4,397	5,335	6,361	9,732
Amortization of intangible assets	1,204	1,204	1,204	2,408	2,408
Legal and other settlement loss(1)	317	10,275	799	1,172	11,074
Refinancing of Credit Facilities	—	—	224	—	224
Customer insolvency (recovery)	(316)	—	—	(316)	—
Other	—	—	311	—	311
Income tax adjustments(2)	(1,437)	(1,645)	9,208	(2,830)	7,563
Non-GAAP net income	$20,952	$19,217	$19,992	$41,139	$39,209

Diluted earnings per share:
Diluted (GAAP)	$0.43	$0.10	$0.03	$0.81	$0.13
Diluted (Non-GAAP)	$0.57	$0.52	$0.55	$1.13	$1.08

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	36,497	36,605	36,258	36,388	36,427
Diluted (Non-GAAP)	36,497	36,605	36,258	36,388	36,258

Net cash provided by (used in) operations	$55,816	$31,503	$(2,823)	$104,274	$28,680
Additions to property, plant and equipment and software	(8,504)	(4,156)	(12,304)	(14,407)	(16,460)
Free cash flow (used)	$47,312	$27,347	$(15,127)	$89,867	$12,220

(1)
Includes settlement of the tax assessment in Mexico that was previously disclosed under Note 15 in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
(2)
This amount represents the tax impact of the non-GAAP adjustments, including discrete tax items, using the applicable effective tax rates. For the three and six months ended June 30, 2025, $10.4 million in discrete tax charges relating to foreign withholding tax paid on repatriated dividends, net of anticipated recoveries, and the recognition of deferred tax liabilities on remaining unremitted earnings in China.